SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2009

MERRILL LYNCH DEPOSITOR, INC.
(on behalf of PREFERREDPLUS TRUST SERIES ALL-1)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16835 (Commission File Number)	13-3891329 (I. R. S. Employer Identification No.)
World Financial Center, New York, New York (Address of principal executive offices)	10080 (Zip Code)

Registrant’s telephone number, including area code: (212) 449-1000

INFORMATION TO BE INCLUDED IN REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

        Not applicable.

Section 2. Financial Information

        Not applicable.

Section 3. Securities and Trading Markets

        Not applicable.

Section 4. Matters Related to Accountants and Financial Statements

        Not applicable.

Section 5. Corporate Governance and Management

        Not applicable.

Section 6. Asset-Backed Securities

        Not Applicable.

Section 7. Regulation FD

        Not applicable.

Section 8. Other Events

Item 8.01 Other events

        On July 3, 2009, The Bank of New York Mellon, as trustee (the “Trustee”) for PREFERREDPLUS Trust Series ALL-1 (the “Trust”), received a notice of liquidation of AFC Capital Trust I, the underlying securities issuer with respect to PREFERREDPLUS Trust Certificates Series ALL-1, effective July 30, 2009, and the distribution of 8.207% Junior Subordinated Deferrable Interest Debentures due February 3, 2027 (the “Debentures”) of The Hanover Insurance Group, Inc. in exchange for the underlying securities issuer’s 8.207% Series B Capital Securities (“Capital Securities”) that currently comprise the underlying securities held by the Trust.

        From and after the exchange of Debentures for Capital Securities on July 30, 2009, the underlying securities of the Trust will be comprised of the Debentures, and The Hanover Insurance Group, Inc. will be the underlying securities issuer. The rights of holders of PREFERREDPLUS Trust Certificates Series ALL-1 and the terms and conditions of the trust certificates will otherwise remain unchanged.

        For information with respect to the underlying securities held by PreferredPLUS Trust Series ALL-1, please refer to The Hanover Insurance Group, Inc.’s (Commission file number 001-13754) periodic reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and other information on file with the Securities and Exchange Commission (the “SEC”). You can read and copy these reports and other information at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of this material for a fee by writing to the SEC’s Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access some of this information electronically by means of the SEC’s website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the underlying securities guarantor and the underlying securities issuer has filed electronically with the SEC.

        Although we have no reason to believe the information concerning the underlying securities, the junior subordinated debentures and the underlying guarantee or the underlying securities issuer and the underlying securities guarantor contained in the underlying securities guarantor’s Exchange Act reports is not reliable, neither the depositor nor the trustee participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein. No investigation with respect to the underlying securities issuer or the underlying securities guarantor (including, without limitation, no investigation as to their respective financial condition or creditworthiness) or of the underlying securities, the junior subordinated debentures or the underlying guarantee has been made. You should obtain and evaluate the same information concerning the underlying securities issuer and the underlying securities guarantor as you would obtain and evaluate if you were investing directly in the underlying securities or in other securities issued by the underlying securities issuer or the underlying securities guarantor. There can be no assurance that events affecting the underlying securities, the junior subordinated debentures and the underlying guarantee or the underlying securities issuer and the underlying securities guarantor have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERRILL LYNCH DEPOSITOR, INC.

Date: July 9th, 2009

By:	/s/ Steven O’Neill
Name: Steven O’Neill Title: Director